Exhibit 4.2

ACCESS MIDSTREAM PARTNERS, L.P.,

ACMP FINANCE CORP.

and

THE GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF

DEBT SECURITIES

INDENTURE

Dated as of [                    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

i

CROSS-REFERENCE TABLE

TIA SECTION	INDENTURE SECTION
310
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311
(a)	7.11
(b)	7.11
(c)	N.A.
312
(a)	2.08
(b)	11.03
(c)	11.03
313
(a)	7.06
(b)(1)	7.06
(b)(2)	7.06, 7.07
(c)	7.06; 11.02
(d)	7.06
314
(a)	4.03; 4.04; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315
(a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316
(a)(last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.02; 6.04; 9.02
(a)(2)	N.A.
(b)	6.07
(c)	9.04

v

TIA SECTION	INDENTURE SECTION
317
(a)(1)	6.08
(a)(2)	6.09
(b)	2.07
318
(a)	11.01
318
(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

This Indenture, dated as of [            ] is among Access Midstream Partners, L.P., a Delaware limited partnership (the “Company”), ACMP Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the guarantors from time to time party hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, Access Midstream Partners GP, L.L.C., a Delaware limited liability company (the “General Partner”), as general partner of the Company, Finance Corp., and each Guarantor from time to time party hereto have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Issuers’ debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series in an unlimited aggregate principal amount (herein called the “Securities”), as in this Indenture provided.

WHEREAS, the Issuers and the Guarantors are members of the same consolidated group of companies, and the Guarantors will derive direct and indirect economic benefits from the issuance of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid and binding agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the respective Holders from time to time of the Securities or any series thereof, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“2021 Senior Notes” means the Issuers’ 5.875% Senior Notes due 2021, which term shall include any of such notes that may be issued pursuant to the terms of the Registration Rights Agreement dated as of April 19, 2011 among the Issuers, the Guarantors and the initial purchasers named therein.

“2022 Senior Notes” means the Issuers’ 6.125% Senior Notes due 2022, which term shall include any of such notes that may be issued pursuant to the terms of the Registration Rights Agreement dated as of January 11, 2012 among the Issuers, the Guarantors and the initial purchasers named therein.

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and provided, further, that any third Person which also Beneficially Owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding the foregoing, no limited partner in any fund managed by Global Infrastructure Management, LLC (solely as a result of its status as a limited partner in such fund), shall be considered an Affiliate of the Company or any Subsidiary hereunder.

“Agent” means the Registrar, Paying Agent or Conversion Agent.

“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

“Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. Notwithstanding the foregoing, a Beneficial Owner of 50% or less of the Voting Stock of any entity that owns the General Partner will not be deemed to Beneficially Own more than 50% of the Voting Stock of the General Partner by reason of such ownership.

“Board of Directors” means:

(1) with respect to Finance Corp., its board of directors;

(2) with respect to the Company, the Board of Directors of the General Partner or any authorized committee thereof; and

(3) with respect to any other Person, the board or committee of such Person, or its general partner, as applicable, serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Facilities” means one or more debt facilities, commercial paper facilities or other agreements, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $25,000,000.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.13, with respect to any series of Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor Depositary registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Access Midstream Partners GP, L.L.C., a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company.

“Global Security” means a Security in global form that evidences all or part of the Securities of any series and registered in the name of the Depositary for such Securities or a nominee thereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Company (except Finance Corp.) who may execute this Indenture, or a supplement hereto, for the purpose of providing a Subsidiary Guarantee and the respective successors and assigns of any such Subsidiary, in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to this Indenture or any supplement hereto.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person, including those evidenced by bonds, notes, debentures or similar instruments, for the repayment of money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) all liabilities of others of the kind described in the preceding clause (a) that such Person has guaranteed; and (c) Indebtedness (as otherwise defined in this definition) of another Person secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Issuance Date” means, with respect to a series of Securities, the date of original issuance of such series of Securities.

“Legal Holiday” means any calendar day other than a Business Day. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice President of such Person or, in the case of the Company, its General Partner.

“Officers’ Certificate” means a certificate signed on behalf of a Person by two of its Officers that meets the requirements of Section 12.05 hereof.

“Operating Company” means Access MLP Operating, L.L.C., a Delaware limited liability company, and its successors.

“Opinion of Counsel” means an opinion reasonably acceptable to the Trustee from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issue Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means

(1) any Securities (other than Subordinated Debt Securities);

(2) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities and all hedging obligations with respect thereto;

(3) the 2021 Senior Notes;

(4) the 2022 Senior Notes;

(5) any other Indebtedness of the Company or any Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Securities or any Subsidiary Guarantee; and

(6) all Obligations with respect to the items listed in the preceding clauses (1) through (5).

Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include any intercompany Indebtedness of the Company or any of its Subsidiaries.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under this Indenture and on the Securities pursuant to Article 10 hereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 9.01(j) and 9.03 hereof).

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.13
“Blockage Notice”	11.03
“Conversion Agent”	2.06
“Covenant Defeasance”	8.03
“Designated Senior Indebtedness”	11.03
“Discharge”	8.08
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.06
“Payment Blockage Period”	11.03
“Register”	2.06
“Registrar”	2.06
“Representative”	11.03(a)
“Securities”	Recitals
“Subordinated Debt Securities”	11.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them. Whether or not qualified under the TIA, this Indenture is deemed to be subject to the provisions of the TIA that are applicable to all indentures qualified thereunder.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive, and “including” means including without limitation, whether or not so indicated;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE 2.

THE SECURITIES

Section 2.01 Form and Dating.

The Securities of each series shall be in substantially the form established without the approval of any Holder by or pursuant to a Board Resolution of each Issuer or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Issuers may deem appropriate or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the Officer of each Issuer executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of each Issuer executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication on all Securities authenticated by the Trustee shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee

Date:	By:
Authorized Signatory

Section 2.03 Amount Unlimited; Issuable in Series; Denominations.

The aggregate principal amount of Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a Board Resolution of each Issuer (and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate of each Issuer setting forth, or determining the manner of, such establishment) or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series any or all of the following:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.09, 2.10, 2.12, 3.07 or 9.05 and except for any Securities which, pursuant to Section 2.05, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest;

(d) the date or dates on which the Securities of the series will be issued and on which the principal of, and premium, if any, on, the Securities of the series are payable, or the method of determination thereof;

(e) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method of determining such rate or rates; the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders thereof to whom such interest is payable, or the method by which any of such date or dates may be determined; and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(f) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where (1) the principal of, and premium, if any, and interest on, Securities of the series shall be payable, (2) Securities of the series may be surrendered for registration of transfer, (3) Securities of the series may be surrendered for exchange, (4) Securities of the series, if convertible, may be surrendered for conversion, and (5) notices and demands to or upon the Issuers in respect of the Securities of the series and this Indenture may be served;

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may or shall be redeemed, in whole or in part, at the option of the Issuers;

(h) whether Securities of the series are to be entitled to the benefits of the Subsidiary Guarantee of any Guarantors pursuant to this Indenture, and any deletions from, modifications of or additions to Article 10 with respect to Securities of such series;

(i) the obligation, if any, and the option, if any, of the Issuers to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or upon a specified date or the happening of a specified event or at the option of a Holder thereof or otherwise, and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series shall or may be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations or options, including any deletions from, modifications of or additions to Article 3 with respect to Securities of such series;

(j) the terms, if any, upon which the Securities of the series may be convertible into or exchanged for Capital Stock, other Securities, warrants for Capital Stock or Indebtedness or other securities of any kind of the Issuers or any other obligor or issuer and the terms and conditions upon which such conversion or exchange may or shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(k) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l) if the amount of principal of, or premium, if any, or interest on, Securities of the series may be determined by reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(m) if the principal amount payable at the Stated Maturity of Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than at Stated Maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(n) any deletions from, modifications of or additions to Article 8 with respect to Securities of the series, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 8.03;

(o) if other than U.S. dollars, the coin or currency, currencies, units of two or more currencies or other currency units in which payment of the principal of, and premium, if any, and interest on, Securities of the series shall be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose, including determining the amount of such Securities as are “outstanding;”

(p) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09, or the method of determination thereof;

(q) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as currently in effect with respect to Securities of such series;

(r) any deletions from, modifications of or additions to the Events of Default set forth in Article 6 with respect to the Securities of the series and any change in the right of the Trustee or the Holders of Securities of such series to declare the principal of, and premium, if any, and interest on, such Securities due and payable as set forth in Article 6;

(s) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; if the Depositary for the Securities of the series is to be other than the Depositary set forth in Section 1.01, the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.13;

(t) if other than the Trustee, the identity of any trustees, authenticating, paying, transfer or other agents or registrars with respect to the Securities of such series;

(u) the applicability of, and any deletions from, modifications of or additions to the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article 5, including conditioning any transaction permitted by Article 5 upon the satisfaction of a debt coverage or other standard by the Issuers and any successor;

(v) the subordination, if any, of the Securities of the series pursuant to Article 11 and any deletions from, modifications of or additions to Article 11 with respect to Securities of the series;

(w) the right, if any, of the Issuers to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the interest payment dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(x) any restrictions on or other provisions relating to the transfer or exchange of the Securities of such series;

(y) whether and under what circumstances any Additional Amounts with respect to the Securities of such series will be payable;

(z) with regard to Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

(aa) any other terms of the Securities of the series (which terms shall not be expressly prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution of each Issuer, Officers’ Certificate of each Issuer or supplemental indenture referred to above.

If any of the terms of the Securities of the series are established by action taken by or pursuant to a Board Resolution of each Issuer, a copy of an appropriate record of such action shall be certified by an Officer or other authorized Person of each Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of each Issuer setting forth, or providing the manner for determining, the terms of the Securities of the series. Any such Board Resolutions and Officers’ Certificates referred to above with respect to Securities of any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Securities of such series as fully as if such Board Resolutions or Officers’ Certificates were set forth herein in full.

The Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

The Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by this Section 2.03.

Section 2.04 Execution of Securities.

The Securities shall be signed on behalf of each Issuer by an Officer thereof. Such signatures upon the Securities may be the manual or facsimile signatures of the present or any future such Officers and may be imprinted or otherwise reproduced on the Securities. The seal of each Issuer, if any, is not required to appear on the Securities, but if it does so appear it may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually signed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by each Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.

In case any Officer of either Issuer who shall have signed any of the Securities shall cease to be such Officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuers, such Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Securities had not ceased to be such Officer of such Issuer; and any Security may be signed on behalf of each Issuer by such Person as, at the actual date of the execution of such Security, shall be the proper Officer of such Issuer, although at the date of such Security or of the execution of this Indenture any such Person was not such Officer.

Section 2.05 Authentication and Delivery of Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities upon a written order signed by an Officer of each Issuer. The Securities shall be dated the date of their authentication. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(1) a copy of any Board Resolution of each Issuer as permitted by Section 2.01 and 2.03;

(2) an executed supplemental indenture, if any;

(3) an Officers’ Certificate of each Issuer; and

(4) an Opinion of Counsel prepared in accordance with Section 12.04, substantially to the effect that:

(a) the form of such Securities has been established by or pursuant to a Board Resolution of each Issuer as permitted by Section 2.01, and that such form has been established in conformity with the provisions of this Indenture;

(b) the terms (or the manner of determining the terms) of such Securities have been established by or pursuant to a Board Resolution of each Issuer as permitted by Section 2.03, and that such terms have been established in conformity with the provisions of this Indenture; and

(c) such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, preference, reorganization, moratorium, rehabilitation, or similar laws and legal principles relating to or affecting creditors’ rights and general principles of equity.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 2.14, such Security shall for all purposes of this Indenture be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights under Section 7.03 to deal with the Issuers and their Subsidiaries and Affiliates as any Registrar, Paying Agent or Conversion Agent.

Each Security shall be dated the date of its authentication.

Section 2.06 Registrar, Paying Agent and Conversion Agent.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Securities of a series may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities of a series may be presented for redemption or repurchase, if applicable, and for payment (the “Paying Agent”) and, with respect to any series of Securities that is convertible in accordance with the applicable provisions of such Securities, an office or agency where Securities of such series may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Securities of each series and of their transfer and exchange (the “Register”). The Issuers may have one or more co-Registrars, Paying Agents or Conversion Agents for any series of Securities. With respect to any series of Securities, the term “Paying Agent” includes any additional paying agent, the term “Registrar” includes any additional co-registrar and the term “Conversion Agent” includes any additional conversion agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the applicable terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. With respect to any series of Securities, the Issuers at any time may replace any Registrar, Paying Agent or Conversion Agent or change the location of any such office or agency without notice to any Holder. The Issuers will give prompt written notice to the Trustee of any such replacement or change in location. With respect to any series of Securities, if the Issuers fail to maintain a Registrar, Paying Agent or Conversion Agent, if applicable, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Conversion Agent or Registrar.

Unless otherwise provided for a series of Securities, the Issuers initially appoint the Trustee as Registrar, Paying Agent and, if applicable, Conversion Agent in connection with the Securities.

Section 2.07 Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m. New York City time, on each due date of the principal and interest on any Security, an Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) for any series of Securities to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, if any, and interest on, the Securities of such series and shall notify the Trustee of any default by the Issuers in making any such payment. If the Company or a Subsidiary acts as Paying Agent for any series of Securities, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.08 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of any series of Securities. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the relevant series of Securities.

Section 2.09 Transfer and Exchange.

The Securities of any series shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities (other than Global Securities) are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.07 or 9.05). To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate at the Registrar’s request one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

The Registrar shall not be required to register the transfer or exchange of any Security of a series for a period beginning 15 Business Days before the mailing of a notice of redemption or of an offer to repurchase Securities of that series and ending at the close of business on the date of such mailing, or for a period beginning 15 Business Days before an interest payment date and ending on the close of business on such interest payment date, or of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Except as otherwise provided or contemplated by Section 2.03 with respect to a series of Securities, prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee and any Agent may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee or any Agent shall be affected by notice to the contrary.

All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Section 2.10 Replacement Securities.

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any Conversion Agent from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuers.

Section 2.11 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except to the extent provided in the last paragraph of this Section 2.11, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent for a series of Securities holds on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities of such series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

Securities with respect to which the Issuers have effected legal defeasance or covenant defeasance as provided in Article 8 cease to be outstanding except to the extent provided in Sections 8.02 and 8.03.

In determining whether the Holders of the requisite principal amount of the outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof on such date pursuant to Section 6.02, (B) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars shall be the U.S. dollar equivalent of such currencies or currency units, determined in the manner provided as contemplated by Section 2.03 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent (as so determined) on the date of original issuance of such Security, of the amount determined as provided in Clause (A) above) of such Security, and (C) Securities owned by either Issuer or any other obligor upon the Securities or any Affiliate of either Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer knows to be so owned shall be so disregarded. Securities so owned as described in clause (C) above which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Issuer or any other obligor upon the Securities or any Affiliate of either Issuer or of such other obligor.

Section 2.12 Temporary Securities.

Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.13 Securities Issuable in the Form of a Global Security.

(a) Unless the Issuers shall establish pursuant to Sections 2.01 and 2.03 that the Securities of a particular series are not to be issued in whole or in part in the form of one or more Global Securities, then each Issuer shall execute and the Trustee shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as each Issuer shall specify in an Officers’ Certificate of such Issuer, shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and shall bear a legend substantially to the following effect (or to such effect as may be required by the Depositary):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(b) Members of, or participants in, the Depositary (“Agent Members”), and any Beneficial Owner of a Global Security, shall have no rights under this Indenture with respect to or under such Global Security, and the Company, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Security for all purposes whatsoever.

(c) Notwithstanding any other provision in this Indenture and except as otherwise specified with respect to a series of Securities as contemplated by Section 2.03, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, except as provided in this paragraph. Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Security shall be a Global Security, except as provided in this paragraph. If (1) (A) the Depositary for a Global Security notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or ceases to be a clearing agency registered under the Exchange Act, and (B) a successor Depositary is not appointed by the Issuers within 90 days, (2) an Event of Default has occurred and is continuing with respect to the Securities of such series and the Registrar has received a request from the Depositary to issue certificated securities in lieu of all or a portion of the Global Securities of such series (in which case the Issuers shall deliver certificated securities within 30 days of such request) or (3) the Issuers determine in their sole discretion that Securities of a series issued in global form shall no longer be represented by a

Global Security, then such Global Security may be exchanged by such Depositary for certificated Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Security or portion thereof may be registered to, such Persons as such Depositary shall direct.

(d) The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Security, or interest therein, Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in Global Securities or with respect to the delivery to any Agent Member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.

Section 2.14 Cancellation.

An Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation. Upon written request, the Trustee will deliver a certificate of such cancellation to the Issuers unless the Issuers direct the Trustee to deliver canceled Securities to the Issuers instead. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation, except as expressly permitted by the terms of the Securities of any series.

Section 2.15 Defaulted Interest.

If the Issuers default in a payment of interest on the Securities of any series, the Issuers shall pay, unless otherwise provided with respect to the Securities of such series as permitted by Section 2.03, defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.16 CUSIP Numbers.

The Issuers in issuing the Securities may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Applicability of Article.

Unless otherwise provided for a series of Securities, the provisions of Sections 3.02 through 3.07 shall be applicable to Securities of any series which are redeemable in accordance with their terms before their Stated Maturity.

Section 3.02 Notices to Trustee.

If the Issuers elect to redeem all or any part of a series of Securities pursuant to the applicable provisions of such Securities or a supplemental indenture relating to such Securities, they shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.04, an Officers’ Certificate of each Issuer setting forth (i) the redemption date, (ii) the principal amount of Securities of each series to be redeemed, (iii) the redemption price for each series of Securities to be redeemed, and (iv) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.03 Selection of Securities to Be Redeemed.

If less than all of the Securities of a series are to be redeemed at any time, the Trustee shall select the particular Securities of such series to be redeemed among the Holders of the Securities of such series as follows: if the Securities of such series are not listed on any national securities exchange, by lot and in accordance with the procedure of the applicable Depository on a pro rata basis. In the event of partial redemption other than on a pro rata basis, the particular Securities of such series to be redeemed shall be selected, not less than five Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of the redemption pursuant to Section 3.04, by the Trustee from the outstanding Securities of such series not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Securities of such series selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if such amount does not equal $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Provisions of this Indenture that apply to Securities of any series called for redemption also apply to portions of Securities of such series called for redemption.

The provisions of the two preceding paragraphs of this Section 3.03 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

Section 3.04 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.

The notice shall identify the Securities to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Security;

(d) the name and address of the Paying Agent;

(e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Securities called for redemption cease to accrue on and after the redemption date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

(g) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Issuers shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee five days prior to the notice being sent to the Holders (or such shorter notice as may be acceptable to the Trustee), as provided in Section 3.02, an Officers’ Certificate of each Issuer requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the second preceding paragraph.

Section 3.05 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. If mailed in the manner provided for in Section 3.04, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

Section 3.06 Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.07 hereof) money sufficient in same day funds to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest on all Securities to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption whether or not such Securities are presented for payment, and the only remaining right of the Holders of such Securities shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.07 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Issuers shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.08 Mandatory and Optional Sinking Funds.

The provisions of Sections 3.08 and 3.09 shall be applicable to any sinking fund for the retirement of Securities of a series, if applicable to such series, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Issuers at their option may (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Issuers and (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in the terms of such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.09 Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Issuers will deliver to the Trustee an Officers’ Certificate of each Issuer specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are denominated and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.08 (which Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Failure of the Issuers to deliver such certificate (or to deliver the Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 3.08 and without the right to make any optional sinking fund payment, if any, with respect to such series.

The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03, and the Issuers shall cause notice of the redemption thereof to be given in the manner provided in Section 3.04 except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.06.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Securities.

The Issuers for the benefit of the Holders of each series of Securities shall pay or cause to be paid the principal of, and premium, if any, and interest on the Securities of such series on the dates and in the manner provided in the terms of the Securities of such series. Principal or redemption price, and premium, if any, and interest with respect to a series of Securities, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by an Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all such principal, redemption price, premium, if any, and interest as is then due with respect to such series of Securities.

The Issuers for the benefit of each series of Securities shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the interest rate on the Securities of such series (or at the rate prescribed therefor in the terms of the Securities of such series to the extent lawful); and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Securities of a series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or for exchange, and, with respect to any series of Securities that is convertible in accordance with the applicable provisions of such Securities, where Securities of such series may be presented for conversion, and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City of New York where the Securities of that series may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in the City of New York, in order that the Securities of that series shall at all times be payable in the City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as otherwise specified with respect to a series of Securities as contemplated by Section 2.03, the Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03. In addition, the Issuers hereby designate the office of the Trustee in the City of New York, which is located at 101 Barclay Street, New York, NY 10286 on the date hereof, as an additional place where Securities of any series may be presented or surrendered for payment.

Section 4.03 Reports.

(a) The Company shall, so long as any of the Securities are outstanding, file with the Trustee, within 30 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 30 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). The Company shall also comply with the provisions of TIA Section 314(a).

(b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

(c) Delivery of reports, information and documents to the Trustee under this Section is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the first Initial Issuance Date hereunder, an Officers’ Certificate stating that a review of the activities of the Company, Finance Corp. and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments of interest on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days of any Officer thereof becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Corporate Existence.

Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Articles 5 and 10), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its and Finance Corp.’s existence and all rights (charter or statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

Neither of the Issuers may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless:

(a) either (1) such Issuer is the survivor or (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(c) immediately after giving effect to such transaction, no Default or Event of Default would occur and be continuing or would result from the transaction.

Notwithstanding the preceding paragraph of this Section 5.01, the Company may reorganize as any other form of entity in accordance with the following procedures provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Securities and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders or Beneficial Owners of the Securities (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Securities solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Section 5.02 Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor had been named as such Issuer herein and shall be substituted for such Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Finance Corp.,” as the case may be, shall refer instead to the successor and (except in the case of a lease of all or substantially all of the properties or assets of an Issuer) not to the Company or Finance Corp., as the case may be); and thereafter, except in the case of a lease of all or substantially all of the properties or assets of an Issuer, such Issuer shall be discharged and released from all obligations and covenants under this Indenture and the Securities. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Issuer.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” occurs in respect of Securities of any series if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(a) an Issuer defaults in the payment when due of interest with respect to the Securities of such series, and such default continues for a period of 30 days;

(b) an Issuer defaults in the payment of the principal of or premium, if any, on the Securities of such series when due whether at Stated Maturity, upon redemption, by declaration, upon required purchase or otherwise, and such default continues for a period of 30 days;

(c) an Issuer defaults in the payment of any sinking fund payment with respect to Securities of that series as and when the same shall become due and payable;

(d) failure on the part of an Issuer or, if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, any of the Guarantors, duly to observe or perform any other of the covenants or agreements on the part of such Issuer, or if applicable, any of the Guarantors, in the Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Securities, in this Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring such Issuer, or if applicable, the Guarantors, to remedy the same shall have been given to such Issuer, or if applicable, the Guarantors, by the Trustee or to such Issuer, or if applicable, the Guarantors, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of that series at the time outstanding;

(e) if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, the Subsidiary Guarantee of any Guarantor ceases to be in full force and effect with respect to Securities of such series (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding or any of the Guarantors denies or disaffirms its obligations in respect of such series under this Indenture or such Subsidiary Guarantee;

(f) either Issuer or, if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, any Guarantor pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents in writing to the entry of an order for relief against it in an involuntary case,

(3) consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) admits in writing it generally is not paying its debts as they become due;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against either Issuer or, if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, any Guarantor;

(2) appoints a Custodian of either Issuer or, if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, any Guarantor or for all or substantially all of the property of either Issuer or, if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, any Guarantor; or

(3) orders the liquidation of either Issuer or, if such series of Securities is entitled to the benefits of a Subsidiary Guarantee, any Guarantor;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h) the occurrence of any other Event of Default provided with regard to Securities of a particular series in the terms thereof.

Section 6.02 Acceleration.

If any Event of Default occurs and is continuing with respect to the Securities of a series, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Securities of such series, by notice to the Issuers and the Trustee, may declare all the Securities of such series to be due and payable immediately. Upon any such declaration, the Securities of such series shall become due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon. Notwithstanding the preceding, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs with respect to the Company or the Operating Company, all outstanding Securities shall become due and payable immediately without further action or notice, together with all accrued and unpaid interest and premium, if any, thereon. The Holders of a majority in principal amount of the then outstanding Securities of a series with respect to which a declaration of acceleration has been made by notice to the Trustee may, on behalf of all of the Holders of Securities of such series, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of such series (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing with respect to any series of Securities, the Trustee may pursue any available remedy to collect the payment of principal of, and premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of a majority in principal amount of the then outstanding Securities of a series by notice to the Trustee may, on behalf of the Holders of all of the Securities of such series, waive any existing Default or Event of Default with respect to such series and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities of such series (including in connection with an offer to purchase) and except as provided in Section 9.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Securities of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of such series.

Section 6.06 Limitation on Suits.

A Holder of a Security of a series may pursue a remedy with respect to this Indenture or the Securities of such series only if:

(a) such Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

(b) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) in respect of a series of Securities occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal of, premium, if any, and interest then due and remaining unpaid on the Securities of such series and interest on overdue principal and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6 with respect to Securities of any series, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default with respect to any series of Securities:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture with respect to the Securities of such series and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable to Holders of Securities of a series with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders of Securities of such series pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) Subject to Section 7.01(a), no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof; or (2) any Default or Event of Default of which a Responsible Officer shall have received written notification at the Corporate Trust Office of the Trustee or obtained actual knowledge.

(h) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

(i) The Trustee shall not be required to give any bond or surety or to expend or risk its own funds in respect of the performance of its powers and duties hereunder.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed by the Trustee to act hereunder.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; nuclear or natural catastrophe; earthquakes; fire; flood; acts of war or terrorism; strikes; work stoppages; wars and other military disturbances; sabotage; epidemics; riots; interruptions; accidents; labor disputes; acts of civil or military authority and governmental action;

interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services affecting the banking industry generally; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for either Issuer’s use of the proceeds from the Securities or any money paid to an Issuer or upon either Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on any Security of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Securities of such series.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each January 31 beginning with the first January 31 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2) and § 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Securities are listed or delisted on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuers, jointly and severally, shall pay to the Trustee from time to time such reasonable compensation as the Issuers and the Trustee may agree in writing for the Trustee’s acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors shall indemnify the Trustee and their agents, jointly and severally, against any and all losses, claims, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Issuers and the Guarantors promptly of any claim for which it has received written notice and for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantors shall not relieve the Issuers or the Guarantors of their obligations hereunder. The Issuers and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate litigation counsel and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided that the Issuers and the Guarantors will not be required to pay such fees and expenses incurred after they have assumed the Trustee’s defense with litigation counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Neither the Issuers nor the Guarantors need reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence or willful misconduct of the Trustee.

The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, and the Company’s obligations under this Section 7.07 to compensate and indemnify the Trustee shall extend likewise to each Agent.

Section 7.08 Separate Trustee; Replacement of Trustee.

The Issuers may, but need not, appoint a separate Trustee for any one or more series of Securities. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing upon 30 days notice at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Securities of a particular series may remove the Trustee for such series by so notifying the Trustee and the Issuers in writing and may appoint a successor trustee with the consent of the Issuers. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee for a series of Securities resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee for such series appointed by the Issuers.

If a successor Trustee for a series of Securities does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series.

If the Trustee, after written request by any Holder of Securities of the applicable series who has been a Holder of such Securities for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee for Securities of a particular series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities of such series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee for Securities of a particular series consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Securities of such series.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option evidenced by an Officers’ Certificate of each Issuer, at any time, exercise their rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Securities of a series upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to a series of Securities, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged their obligations with respect to all outstanding Securities of such series, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such series, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under the Securities of such series or such Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section and in Section 8.05, payments in respect of the principal of and premium, if any, and interest on the Securities of such series when such payments are due, (b) the Issuers’ obligations with respect to the Securities of such series under Sections 2.06, 2.07, 2.10, 2.12 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) the Legal Defeasance provisions of this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

If the Issuers exercise their Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, and any security for the Securities of such series (other than the trust) will be released.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to a series of Securities, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Article 4 (other than those in Sections 4.01, 4.02, 4.06 and 4.07) with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of the applicable series, the Issuers and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(e) hereof shall not constitute Events of Default with regard to such Securities.

If the Issuers exercise their Covenant Defeasance option with respect to a series of Securities, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Securities of the applicable series (other than the trust) will be released.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Securities:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Securities of such series on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether such Securities are being defeased to the date of fixed maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default or

Event of Default in respect of Securities of such series resulting from the incurrence of Indebtedness, the proceeds of which are to be applied to the deposit referenced in paragraph (a) of this Section 8.04);

(d) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and solely with respect to Securities of such series) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(e) the Issuers shall have delivered to the Trustee an Officers’ Certificate of each Issuer stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(f) the Issuers shall have delivered to the Trustee an Officers’ Certificate of each Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.08 hereof in respect of the outstanding Securities of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or 8.08 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge, as the case may be.

Section 8.06 Repayment to Issuers.

Subject to applicable escheat and abandoned property laws, any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of or premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if an Issuer makes any payment of principal of or premium, if any, or interest on, or redemption price of, any Security of such series following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08 Satisfaction and Discharge.

This Indenture shall be satisfied and discharged and shall cease to be of further effect as to Securities of any series (except for (a) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in clause (1)(b) of this Section 8.08, and as more fully set forth in such clause (1)(b) and in Section 8.05, payments in respect of the principal of and premium, if any, and interest on such Securities when such payments are due, (b) the Issuers’ obligations with respect to such Securities under Sections 2.06, 2.07, 2.10, 2.12 and 4.02 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith), when:

(1) either:

(a) all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the appropriate Trustee for such series of Securities for cancellation; or

(b) all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2) no Default or Event of Default with respect to Securities of such series has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default in respect of Securities of such series resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and solely with respect to Securities of such series) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it in respect of Securities of such series under this Indenture;

(4) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such series at fixed maturity or on the redemption date, as the case may be; and

(5) the Issuers have delivered an Officers’ Certificate of each Issuer and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied in respect of Securities of such series.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of any series or the terms thereof (whether contained in a supplemental indenture, Board Resolution or otherwise) without the consent of any Holder of a Security:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of an Issuer’s obligations to the Holders of Securities pursuant to Article 5 hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders, that surrenders a right or benefit held by the Issuers or any Guarantor or that does not adversely affect the legal rights hereunder of any Holder;

(e) to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall not be effective as to Securities of any series outstanding prior to the date of such amendment or supplement;

(f) to establish the forms or terms of the Securities of any series issued hereunder;

(g) to make provisions with respect to the conversion of Securities of any series that are convertible in accordance with the terms of such Securities;

(h) to secure the Securities or the Subsidiary Guarantees;

(i) to reflect the addition of any additional Guarantor with respect to the Securities of any series or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Article 10 hereof;

(j) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(k) to provide for the reorganization of the Company as any other form of entity in accordance with the second paragraph of Section 5.01 hereof; or

(l) to evidence or provide for the acceptance or appointment under this Indenture of a successor Trustee with respect to Securities of any series.

Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

Except as provided above in Section 9.01 and below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture and the Securities of any series or the terms thereof (whether contained in a supplemental indenture, Board Resolution or otherwise) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each series affected by such amendment or supplement (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of any such series), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default with respect to Securities of any series or compliance with any provision of this Indenture or Securities of any such series or the terms thereof (whether contained in a supplemental indenture, Board Resolution or otherwise) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of each series affected thereby (including consents obtained in connection with a purchase of, tender offer or exchange offer for Securities of any such series). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b) change the Stated Maturity of any Security or alter any of the provisions with respect to the required repurchase of the Securities of any such series;

(c) reduce the premium, if any, payable upon the redemption of any Security or change the fixed date after which any Security may or shall be redeemed;

(d) change any obligation of the Company or any Guarantor to pay Additional Amounts with respect to any Security;

(e) reduce the rate of or change the time for payment of interest on any Security;

(f) adversely affect the conversion rights of any Security that is convertible in accordance with the applicable provisions of such Security;

(g) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on or Additional Amounts with respect to the Securities of any series (except a rescission of acceleration of such Securities by the Holders of at least a majority in principal amount of the Securities of such series and a waiver of the payment default that resulted from such acceleration);

(h) make any Security payable in a currency other than that stated in such Security;

(i) (i) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of or premium or interest on the Securities;

(j) waive a redemption or repurchase payment with respect to any Security;

(k) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(l) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture or modify the related Guarantee in any manner materially adverse to the Holders, except in accordance with the terms of this Indenture; or

(m) make any change in the preceding amendment, supplement and waiver provisions.

Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

An amendment, supplement or waiver which changes, waives or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be conclusively deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Securities shall not be rendered invalid by such purchase, tender or exchange.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting Holder’s Security.

Section 9.05 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Issuers, in exchange for all Securities of any series, may issue and the Trustee shall authenticate new Securities of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplement, the Trustee shall receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate of each Issuer and an Opinion of Counsel stating, in addition to the matters required by Section 12.05, that such amendment or supplement is authorized or permitted by this Indenture, and all conditions precedent required hereunder to such amendment or supplement have been satisfied.

ARTICLE 10.

GUARANTEES OF SECURITIES

Section 10.01 Applicability of Article.

The provisions of this Article 10 shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 2.03, as entitled to the benefits of the Subsidiary Guarantee of any of the Guarantors.

Section 10.02 Subsidiary Guarantees.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior (unless subordinated pursuant to Article 11) unsecured basis, to each Holder of a Security that is entitled to the benefits of a Subsidiary Guarantee and that is authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities held thereby and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of and premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, if any, and (to the extent permitted by law) interest on the Securities, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Subsidiary Guarantees hereunder is intended to be a general, unsecured, senior obligation of the related Guarantor and will rank pari passu in right of payment with all Senior Indebtedness of such Guarantor (except as provided pursuant to Article 11). An Event of Default under this Indenture or the Securities shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Debt Securities of such series, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce such Subsidiary Guarantee without first proceeding against the Issuers or any other Guarantor.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 10.03 Limitation on Guarantor Liability.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Subject to Section 10.05, no Guarantor (other than a Guarantor whose Subsidiary Guarantee is to be released in accordance with this Indenture) may consolidate or merge with or into another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under this

Indenture and the Securities that are entitled to the benefit of a Subsidiary Guarantee pursuant to a supplemental indenture in the form of Annex A hereto and (ii) immediately after such transaction, no Default or Event of Default exists. In connection with any consolidation or merger contemplated by this Section 10.04, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. This Section 10.04 is not applicable to a merger between Guarantors or a merger between either Issuer and a Guarantor.

Section 10.05 Releases of Subsidiary Guarantees.

Upon (i) a sale or other disposition of all or substantially all of the assets of any Guarantor or a sale or other disposition of all of the Capital Stock of such Guarantor, in any case by way of merger, consolidation or otherwise, or the liquidation and dissolution of such Guarantor (in each case, to the extent not prohibited by Article 4 of this Indenture) or (ii) delivery of a written notice by the Company to the Trustee of the cessation by a Guarantor to guarantee any other Indebtedness of the Company or any other Guarantor other than a De Minimis Guaranteed Amount, such Guarantor (and in the case of clause (i), any successor or surviving Person) shall be automatically released from all of its Subsidiary Guarantee and related obligations in this Indenture without any further action by the Trustee, the Company or such Guarantor (or such successor or surviving Person). In addition, subject to Section 8.07, upon the Company’s election, in compliance with the conditions set forth in Article 8 hereof, to exercise its rights pursuant to Sections 8.02, 8.03 or 8.08 with respect to any series of outstanding Securities, each Guarantor shall be automatically released from all of its Subsidiary Guarantee and related obligations in this Indenture in respect of such Securities without any further action by the Trustee, the Company or any Guarantor. The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article 10.

Section 10.06 Execution and Delivery of Subsidiary Guarantee.

The execution by each Guarantor of this Indenture (or a supplemental indenture) evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.07 “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11.

SUBORDINATION OF SECURITIES

Section 11.01 Applicability of Article; Agreement to Subordinate.

The provisions of this Article 11 shall be applicable only to the Securities, and any related Subsidiary Guarantee of such Securities, of any series designated, pursuant to Section 2.03, as subordinated to Senior Indebtedness pursuant to this Article 11 (the Securities of such series being referred to herein as the “Subordinated Debt Securities”). Each Holder by accepting a Subordinated Debt Security agrees that the Indebtedness evidenced by such Subordinated Debt Security and the related Subsidiary Guarantee of such Subordinated Debt Security is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article 11 shall be subject to Section 11.12.

Section 11.02 Liquidation, Dissolution, Bankruptcy.

(a) Of the Issuers. Upon any payment or distribution of the assets of the Issuers to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their respective property:

(i) holders of Senior Indebtedness of the Issuers shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Issuers in such bankruptcy proceeding) before Holders of Subordinated Debt Securities of the Issuers shall be entitled to receive any payment of principal of, or premium, if any, or interest on, Subordinated Debt Securities; and

(ii) until the Senior Indebtedness of the Issuers is paid in full, any such distribution to which Holders of Subordinated Debt Securities would be entitled but for this Article 11 shall be made to holders of Senior Indebtedness of the Issuers as their interests may appear, except that such Holders may receive securities representing Capital Stock of the Issuers and any debt securities of (or guaranteed by) such Guarantor that are subordinated to Senior Indebtedness of the Issuers to at least the same extent as the Subordinated Debt Securities of the Issuers.

(b) Of a Guarantor. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

(i) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against such Guarantor in such bankruptcy proceeding) before Holders of Subordinated Debt Securities shall be entitled to receive, under such Guarantor’s guarantee of such Subordinated Debt Securities, any payment of principal of, or premium, if any, or interest on, Subordinated Debt Securities; and

(ii) until the Senior Indebtedness of such Guarantor is paid in full, any such distribution to which Holders of Subordinated Debt Securities would be entitled under such Guarantor’s guarantee but for this Article 11 shall be made to holders of Senior Indebtedness of such Guarantor as their interests may appear, except that such Holders may receive securities representing Capital Stock of such Guarantor and any debt securities of such Guarantor that are subordinated to Senior Indebtedness of such Guarantor to at least the same extent as the guarantee of the Subordinated Debt Securities of such Guarantor.

Section 11.03 Default on Senior Indebtedness.

(a) As to the Issuers. The Issuers may not pay the principal of, or premium, if any, or interest on, Subordinated Debt Securities or make any deposit pursuant to Article 8 with respect to such Subordinated Debt Securities and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.08, by the delivery of Subordinated Debt Securities by the Issuers to the Trustee pursuant to Sections 3.08 and 3.09) any Subordinated Debt Securities (collectively, “pay the Subordinated Debt Securities”) if (i) any principal, premium or interest in respect of Senior Indebtedness of the Issuers is not paid when due, including any applicable grace period (including at Stated Maturity) or (ii) any other default on Senior Indebtedness of the Issuers occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Issuers may pay the Subordinated Debt Securities without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the trustee or other applicable representative (each, a “Representative”) of each issue of Senior Indebtedness of the Issuers which, at the time, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend at least $100 million (“Designated Senior Indebtedness”). During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers may not pay the Subordinated Debt Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Issuers and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of the Issuers specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 11.03(a)), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuers may resume payments on the Subordinated Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 11.03(a), no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Issuers initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

(b) As to a Guarantor. No Guarantor may make a payment or distribution in respect of its guarantee of any Subordinated Debt Securities (“make a guarantee payment on Subordinated Debt Securities”) if (i) any principal, premium or interest in respect of Senior Indebtedness of such Guarantor is not paid when due, including any applicable grace period (including at Stated Maturity) or (ii) any other default on Senior Indebtedness of such Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that such Guarantor may make a guarantee payment on the Subordinated Debt Securities without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the trustee or other applicable representative of each issue of Designated Senior Indebtedness of such Guarantor. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor may not make a guarantee payment on Subordinated Debt Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by such Guarantor and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph of this Section 11.03(b)), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor may resume payments under its guarantee of any Subordinated Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 11.03(b), no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 11.04 Acceleration of Payment of Debt Securities.

If payment of the Subordinated Debt Securities is accelerated because of an Event of Default, the Issuers shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

Section 11.05 When Distribution Must Be Paid Over.

If a distribution is made to Holders of Subordinated Debt Securities that because of this Article 11 should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 11.06 Subrogation.

After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness which otherwise would have been made to Holders of Subordinated Debt Securities is not, as between the Issuers or the distributing Guarantor, as the case may be, and such Holders, a payment by the Issuers or the Guarantor, as the case may be, on Senior Indebtedness.

Section 11.07 Relative Rights.

This Article 11 defines the relative rights of Holders of Subordinated Debt Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between the Issuers or any Guarantor, as the case may be, and Holders of either Subordinated Debt Securities or Securities, the obligation of the Issuers or the Guarantor, as the case may be, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Subordinated Debt Securities and the Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder of either Subordinated Debt Securities or Securities from exercising its respective available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Subordinated Debt Securities.

Section 11.08 Subordination May Not Be Impaired by Issuers.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by any Subordinated Debt Securities and the Subsidiary Guarantee in respect thereof shall be impaired by any act or failure to act by either Issuer or any Guarantor or by its failure to comply with this Indenture.

Section 11.09 Rights of Trustee and Paying Agent.

Notwithstanding Section 11.03, the Trustee or any paying agent may continue to make payments on Subordinated Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer receives notice satisfactory to the Trustee that payments may not be made under this Article 11. The Issuers, any Agent, any Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a trustee or other representative, only such trustee or other similar representative may give the notice on behalf of the Holders of the Senior Indebtedness of that issue.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

Section 11.11 Article 11 Not to Prevent Defaults or Limit Right to Accelerate.

The failure to make a payment pursuant to any Subordinated Debt Securities, whether directly or pursuant to a Subsidiary Guarantee, by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of either the Subordinated Debt Securities or the Securities, as the case may be.

Section 11.12 Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article 8 by the Trustee for the payment of principal of, and premium, if any, and interest on, the Subordinated Debt Securities or the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Holders thereof shall be obligated to pay over any such amount to the Issuers, any Guarantor or any holder of Senior Indebtedness of the Issuers or any Guarantor or any other creditor of the Issuers or any Guarantor.

Section 11.13 Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuers or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

Section 11.14 Trustee to Effectuate Subordination.

Each Holder of a Subordinated Debt Security, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Subordinated Debt Securities and the holders of Senior Indebtedness as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 11.15 Reliance by Holders of Senior Indebtedness on Subordination Provisions.

Each Holder of a Subordinated Debt Security, by its acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Debt Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), such TIA-imposed duties shall control.

Section 12.02 Notices.

Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any of the Issuers or the Guarantors:

Access Midstream Partners, L.P.

900 NW 63rd Street

Oklahoma City, Oklahoma 73118

Attention: Chief Financial Officer

Telecopier No.: (405) 849-4615

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2. N. LaSalle Street, Suite 1020, Chicago, IL 60602

Attention: Corporate Trust Department

Telecopier No.: (312) 827-8542

An Issuer, any of the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the address shown above.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Securities, in accordance with the rules and procedures of the Depositary. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to the General Partner.

Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers, the

General Partner or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Securities, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.08 Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.13 Counterparts.

This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

Section 12.14 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Signatures on following page]

SIGNATURES

ACCESS MIDSTREAM PARTNERS, L.P.

BY:	ACCESS MIDSTREAM PARTNERS GP,
L.L.C., ITS GENERAL PARTNER

By:
Name: J. Mike Stice
Title: Chief Executive Officer

ACMP FINANCE CORP.

By:
Name: J. Mike Stice
Title: Chief Executive Officer

GUARANTORS

BY:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as TRUSTEE

BY:
Name:
Title:

ANNEX A

ACCESS MIDSTREAM PARTNERS, L.P.

ACMP FINANCE CORP.

and the Guarantors named herein

[Debt Securities]

FORM OF SUPPLEMENTAL INDENTURE

AND AMENDMENT — SUBSIDIARY GUARANTEE

DATED AS OF                         ,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

This SUPPLEMENTAL INDENTURE, dated as of                     ,             is among Access Midstream Partners, L.P., a Delaware limited partnership (the “Company”), ACMP Finance Corp., a Delaware corporation ( “Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of [                    ], 2011 (the “Indenture”), pursuant to which the Company has issued $ million in principal amount of [                    ] (the “Securities “);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture to add Guarantors without the consent of the Holders of the Securities; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of the Issuers and of the Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantors, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder, and subject to the limitations and release provisions therein.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ACCESS MIDSTREAM PARTNERS, L.P.

BY:	ACCESS MIDSTREAM PARTNERS GP,
L.L.C., ITS GENERAL PARTNER

BY:
Name:
Title:

ACMP FINANCE CORP.

BY:
Name:
Title:

GUARANTORS

BY:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as TRUSTEE

BY:
Name:
Title: